Master-Feeder Structure

	Proposals 1, 2 & 3 have passed
	Proposal 4 has been Adjourned until June 18, 2001
	FINAL Proxy Results - ML US Treasury Money Fund
	Meeting Date: May 14, 2001

	Record Date: March 15, 2001
	As of: May 14, 2001

					Units Voted					Percentage of Total Outstanding Units Voted					Percentage of Total Units Voted

				Votes Needed										Votes Received
		Shares Needed	Outstanding	50% +1		Shares Withheld			Total Units		Shares Withheld			over 50% + 1		Shares Withheld
	Fund	To Pass	Shares	of Shares Voted	For	From Voting			Voted	For	From Voting			of Shares Voted	For	From Voting

1)	DIRECTORS:
	M. Colyer Crum	-11,898,257	42,608,204	18,292,932	30,191,189	6,394,672			36,585,861	70.86%	15.01%			-27.92%	82.52%	17.48%
	Laurie Simon Hodrick	-11,898,257	42,608,204	18,292,932	30,191,189	6,394,672			36,585,861	70.86%	15.01%			-27.92%	82.52%	17.48%
	Terry K. Glenn	-11,898,257	42,608,204	18,292,932	30,191,189	6,392,672			36,583,861	70.86%	15.01%			-27.92%	82.52%	17.48%
	Stephen B. Swensrud	-11,812,338	42,608,204	18,292,932	30,105,270	6,480,591			36,585,861	70.66%	15.21%			-27.72%	82.29%	17.71%
	J. Thomas Touchton	-11,812,338	42,608,204	18,292,932	30,105,270	6,480,581			36,585,851	70.66%	15.21%			-27.72%	82.29%	17.71%
	Fred G. Weiss	-11,812,338	42,608,204	18,292,932	30,105,270	6,480,581			36,585,851	70.66%	15.21%			-27.72%	82.29%	17.71%

				Votes Needed										Votes Received
		Shares Needed	Outstanding	50% +1				Broker	Total Units				Broker	over 50% + 1				Broker
		To Pass	Shares	of Shares Voted	For	Against	Abstain	Non-Vote	Voted	For	Against	Abstain	Non-Vote	of Shares Voted	For	Against	Abstain	Non-Vote

2)	Selection of Audtors	-12,884,345	42,608,204	18,292,932	31,177,277	5,318,987	89,597		36,585,861	73.17%	12.48%	0.21%		-30.24%	85.21%	14.53%	0.24%

				Votes Needed										Votes Received
		Shares Needed	Outstanding	Two-Thirds of				Broker	Total Units				Broker	Over Two-Thirds of				Broker
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Non-Vote	Voted	For	Against	Abstain	Non-Vote	Outstanding Shares	For	Against	Abstain	Non-Vote

3)	Reorganize into a "Master/Feeder"	-168,775	42,608,204	28,405,470	28,574,245	7,561,911	449,705		36,585,861	67.06%	17.74%	1.05%		-0.40%	78.10%	20.66%	1.22%
	structure

				Votes Needed										Votes Received
		Shares Needed	Outstanding	50% +1				Broker	Total Units				Broker	over 50% + 1				Broker
		To Pass	Shares	of Shares Voted	For	Against	Abstain	Non-Vote	Voted	For	Against	Abstain	Non-Vote	of Shares Voted	For	Against	Abstain	Non-Vote

4)	To change the Investment Restrictions:
	Real Estate	16,427,403	42,608,204	21,304,103	4,876,700	2,261,000	496,902	28,951,261	36,585,863	11.44%	5.30%	1.16%	67.94%	38.55%	13.32%	6.17%	1.35%	79.13%
	Underwriting of Securities	16,427,403	42,608,204	21,304,103	4,876,700	2,261,000	496,902	28,951,261	36,585,863	11.44%	5.30%	1.16%	67.94%	38.55%	13.32%	6.17%	1.35%	79.13%
	Borrowing	16,573,134	42,608,204	21,304,103	4,730,969	2,406,730	496,902	28,951,262	36,585,863	11.10%	5.64%	1.16%	67.94%	38.90%	12.93%	6.57%	1.35%	79.13%
	Commodities	16,573,134	42,608,204	21,304,103	4,730,969	2,406,730	496,902	28,951,262	36,585,863	11.10%	5.64%	1.16%	67.94%	38.90%	12.93%	6.57%	1.35%	79.13%
	Lending	16,427,403	42,608,204	21,304,103	4,876,700	2,261,000	496,902	28,951,261	36,585,863	11.44%	5.30%	1.16%	67.94%	38.55%	13.32%	6.17%	1.35%	79.13%
	Diversification	16,444,776	42,608,204	21,304,103	4,859,327	2,278,373	496,902	28,951,261	36,585,863	11.40%	5.34%	1.16%	67.94%	38.60%	13.28%	6.22%	1.35%	79.13%
	Industry Concentration	16,427,403	42,608,204	21,304,103	4,876,700	2,261,000	496,902	28,951,261	36,585,863	11.44%	5.30%	1.16%	67.94%	38.55%	13.32%	6.17%	1.35%	79.13%
	Senior Securities	16,427,403	42,608,204	21,304,103	4,876,700	2,261,000	496,902	28,951,261	36,585,863	11.44%	5.30%	1.16%	67.94%	38.55%	13.32%	6.17%	1.35%	79.13%
	Short Sales	16,427,466	42,608,204	21,304,103	4,876,637	2,261,062	496,902	28,951,262	36,585,863	11.44%	5.30%	1.16%	67.94%	38.55%	13.32%	6.18%	1.35%	79.13%
	Margin	16,427,466	42,608,204	21,304,103	4,876,637	2,261,062	496,902	28,951,262	36,585,863	11.44%	5.30%	1.16%	67.94%	38.55%	13.32%	6.18%	1.35%	79.13%
	Puts and Calls	16,444,776	42,608,204	21,304,103	4,859,327	2,278,373	496,902	28,951,261	36,585,863	11.40%	5.34%	1.16%	67.94%	38.60%	13.28%	6.22%	1.35%	79.13%
	Securities Lending	16,444,776	42,608,204	21,304,103	4,859,327	2,278,373	496,902	28,951,261	36,585,863	11.40%	5.34%	1.16%	67.94%	38.60%	13.28%	6.22%	1.35%	79.13%
	Securities Other Than Described in	16,427,466	42,608,204	21,304,103	4,876,637	2,261,062	496,902	28,951,262	36,585,863	11.44%	5.30%	1.16%	67.94%	38.55%	13.32%	6.18%	1.35%	79.13%
	Propectus Under "Investment Objective
	and Policies"
	Transfer Security for Indebtedness	16,427,403	42,608,204	21,304,103	4,876,700	2,261,000	496,902	28,951,261	36,585,863	11.44%	5.30%	1.16%	67.94%	38.55%	13.32%	6.17%	1.35%	79.13%

	The quorum consists of the majority of the shares entitled to vote at the Meeting.
	Proposals 1 & 2 requires the affirmative vote of the majority of the shares represented at the Meeting
	Proposal 3 requires the affirmative vote of two-thirds of the shares entitled to vote
	Proposal 4 requires the affirmative vote of the lesser of (1) 67% of the shares represented at the Meeting at which more than 50% of the Fund's outstanding shares are represented or (2) more than 50% of the Fund's outstanding shares

Last Updated on 01/29/2002
By MLMAG